UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2026

LESLIE’S, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39667	20-8397425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2005 East Indian School Road
Phoenix, Arizona		85016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (602) 366-3999

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	LESL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

After conducting a competitive process, on January 27, 2026, the Audit Committee of the Board of Directors (the “Audit Committee”) of Leslie’s, Inc. (the “Company”) approved the appointment of Grant Thornton LLP (“Grant Thornton”) as the new independent registered public accounting firm for the Company for the fiscal year ending October 3, 2026.

In addition, on January 27, 2026, the Audit Committee approved the dismissal of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm, effective upon the completion of EY’s interim review of the Company’s financial statements for the quarter ended January 3, 2026.

EY’s reports on the Company’s consolidated financial statements as of and for each of the fiscal years ended October 4, 2025 and September 28, 2024 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended October 4, 2025 and September 28, 2024 and in the subsequent interim period through January 27, 2026, there were (i) no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of the disagreement in connection with EY’s report and (ii) no “reportable events” (as defined under Item 304(a)(1)(v) of Regulation S-K) except as described below.

EY’s report on the Company’s internal control over financial reporting as of October 4, 2025, contained an adverse opinion. Specifically, EY’s report reflected its opinion that the Company had not maintained effective internal control over financial reporting due to the existence of material weaknesses in the Company’s internal control over financial reporting related to the Company’s inventory and asset impairment processes, as reported by the Company in “Part II, Item 9A. Controls and Procedures” of its Annual Report on Form 10-K for the fiscal year ended October 4, 2025, filed with the SEC on December 18, 2025. EY’s report on the Company’s internal control over financial reporting as of September 28, 2024, contained an adverse opinion. Specifically, EY’s report reflected its opinion that the Company had not maintained effective internal control over financial reporting due to the existence of material weaknesses in the Company’s internal control over financial reporting related to the Company’s vendor rebate and inventory processes, as reported by the Company in “Part II, Item 9A. Controls and Procedures” of its Annual Report on Form 10-K for the fiscal year ended September 28, 2024, filed with the SEC on November 27, 2024.

The foregoing material weaknesses were discussed between the Audit Committee and EY, and the Company has authorized EY to respond fully to the inquiries of the successor accountant concerning the foregoing material weaknesses.

The Company has provided EY with a copy of this report and requested that EY provide a letter addressed to the U.S. Securities and Exchange Commission indicating whether or not it agrees with the disclosures contained herein and, if not, the respects in which it does not agree. A copy of EY’s letter, dated January 30, 2026, is filed as Exhibit 16.1 to this report.

During the fiscal years ended October 4, 2025 and September 28, 2024 and in the subsequent interim period through January 27, 2026, neither the Company nor anyone acting on its behalf consulted with Grant Thornton regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions), or (iii) any “reportable events” (as defined under Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter of Ernst & Young LLP, dated January 30, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leslie's, Inc.

Date:	January 30, 2026	By:	/s/ Benjamin Lindquist
Benjamin Lindquist Senior Vice President, General Counsel & Corporate Secretary